 Exhibit 99.3

SUBSCRIPTION RECEIPT AGREEMENT

Providing for the Issue of

up to 1,632,653 Subscription Receipts

BETWEEN

RESPONSE BIOMEDICAL CORP.

- and –

COMPUTERSHARE TRUST COMPANY

OF CANADA

- and –

BLOOM BURTON & CO. INC.

Dated as of September 26, 2013

TABLE OF CONTENTS

Page
Article I INTERPRETATION		2

1.1	Definitions	2
1.2	Gender and Number	6
1.3	Interpretation not Affected by Headings, etc.	6
1.4	Day not a Business Day	6
1.5	Time of the Essence	6
1.6	Currency	6
1.7	Severability	7
1.8	Conflicts	7
1.9	Meaning of “outstanding” for Certain Purposes	7
1.10	Applicable Law	7

Article II ISSUE OF SUBSCRIPTION RECEIPTS		7

2.1	Issue of Subscription Receipts	7
2.2	Description of the Subscription Receipts	8
2.3	Subscription Receiptholder not a Shareholder	8
2.4	Subscription Receipts to Rank Pari Passu	8
2.5	Form of Subscription Receipts	8
2.6	Signing of Subscription Receipt Certificates	8
2.7	Certification by the Subscription Receipt Agent	9
2.8	Issue in Substitution for Subscription Receipt Certificates Lost, etc.	9
2.9	Exchange of Subscription Receipt Certificates	10
2.10	Register of Subscription Receipts	10
2.11	Charges for Exchange	10
2.12	Cancellation of Surrendered Subscription Receipts	10
2.13	U.S. Legends	10
2.14	Canadian Legends	11
2.15	No Transfer of Subscription Receipts	12

Article III CONVERSION OF SUBSCRIPTION RECEIPTS		12

3.1	Notice of Satisfaction of Release Conditions	12
3.2	Deemed Conversion	12
3.3	Partial Conversion of Subscription Receipts; Fractions	12
3.4	U.S. Legends for Common Shares and Warrants Issued in the United States	13
3.5	Canadian Legends for Common Shares and Warrants	13
3.6	Effect of Conversion of Subscription Receipts	13
3.7	Expiration of Subscription Receipts	13
3.8	Early Termination	13
3.9	Securities Restrictions	13

Article IV ADJUSTMENT OF NUMBER OF UNITS		14

4.1	Adjustment of Number of Units	14
4.2	Entitlement to Shares on Conversion of Subscription Receipt	17
4.3	No Adjustment	17
4.4	Determination by Company’s Auditors	17

4.5	Proceedings Prior to any Action Requiring Adjustment	17
4.6	Certificate of Adjustment	17
4.7	Notice of Special Matters	18
4.8	No Action after Notice	18
4.9	Other Action Affecting Common Shares	18
4.10	Protection of Subscription Receipt Agent	18

Article V RIGHTS AND COVENANTS OF THE COMPANY		19

5.1	Optional Purchases by the Company	19
5.2	General Covenants of the Company	19
5.3	Subscription Receipt Agent’s Remuneration and Expenses	20
5.4	Securities Qualification Requirements	20
5.5	Performance of Covenants by Subscription Receipt Agent	21

Article VI ESCROWED FUNDS		21

6.1	Escrowed Funds and Distribution Amounts	21
6.2	Maintenance of Escrowed Funds	21
6.3	Release of Escrowed Funds Upon Receipt of Release Certificate	22
6.4	Release of Escrowed Funds on Default	22
6.5	Direction	22
6.6	Early Termination of any Investment of the Escrowed Funds	23
6.7	Method of Disbursement and Delivery	23
6.8	Acknowledgements	23
6.9	Miscellaneous	24
Article VII ENFORCEMENT		25

7.1	Suits by Subscription Receiptholders	25
7.2	Waiver of Default	25

Article VIII MEETINGS OF SUBSCRIPTION RECEIPTHOLDERS		26

8.1	Right to Convene Meetings	26
8.2	Notice	26
8.3	Chairman	26
8.4	Quorum	27
8.5	Power to Adjourn	27
8.6	Show of Hands	27
8.7	Poll and Voting	27
8.8	Regulations	28
8.9	Company and Subscription Receipt Agent May be Represented	28
8.10	Powers Exercisable by Extraordinary Resolution	28
8.11	Meaning of Extraordinary Resolution	29
8.12	Powers Cumulative	30
8.13	Minutes	30
8.14	Instruments in Writing	30
8.15	Binding Effect of Resolutions	30
8.16	Holdings by Company Disregarded	30

Article IX SUPPLEMENTAL AGREEMENTS		31

9.1	Provision for Supplemental Agreements for Certain Purposes	31
9.2	Successor Companies	31

Article X CONCERNING THE SUBSCRIPTION RECEIPT AGENT		32

10.1	Agreement Legislation	32
10.2	Rights and Duties of Subscription Receipt Agent	32
10.3	Indemnification	33
10.4	Evidence, Experts and Advisers	33
10.5	Actions by Subscription Receipt Agent to Protect Interest	34
10.6	Subscription Receipt Agent Not Required to Give Security	34
10.7	Protection of Subscription Receipt Agent	34
10.8	Replacement of Subscription Receipt Agent; Successor by Merger	35
10.9	Conflict of Interest	35
10.10	Acceptance of Duties	36
10.11	Subscription Receipt Agent Not to be Appointed Receiver	36
10.12	Documents, Moneys, etc. Held by Subscription Receipt Agent	36
10.13	Not Bound to Act	36

Article XI GENERAL		36

11.1	Notice to the Company, the Agent and the Subscription Receipt Agent	36
11.2	Notice to Subscription Receiptholders	38
11.3	Ownership and Transfer of Subscription Receipts	38
11.4	Privacy Matters	39
11.5	Counterparts	39
11.6	Satisfaction and Discharge of Agreement	39
11.7	Provisions of Agreement and Subscription Receipts for the Sole Benefit of Parties and Subscription Receiptholders	40
11.8	Subscription Receipts Owned by the Company or its Subsidiaries and Affiliates - Certificate to be Provided	40
11.9	Force Majeure	40
11.10	Third Party Interests	40

THIS SUBSCRIPTION RECEIPT AGREEMENT (“Agreement”) is made as of the 26th day of September, 2013.

AMONG:

RESPONSE BIOMEDICAL CORP., a company incorporated under the laws of British Columbia, with its head office in Vancouver, British Columbia (hereinafter referred to as the “Company”)

OF THE FIRST PART

AND:

BLOOM BURTON & CO. INC., a corporation incorporated under the laws of Ontario, with an office in Toronto, Ontario (the “Agent”)

OF THE SECOND PART

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and authorized to carry on business in all Provinces of Canada (hereinafter referred to as the “Subscription Receipt Agent”)

OF THE THIRD PART

WHEREAS the Company proposes to issue up to 1,632,653 Subscription Receipts (as hereinafter defined) convertible by the holders into Units (as hereinafter defined) in the manner herein set forth;

AND WHEREAS each Subscription Receipt represents, among other things, the right to receive Units;

AND WHEREAS the Company has agreed that:

(a)

pending the satisfaction of the Release Conditions (as hereinafter defined), the Escrowed Funds (as hereinafter defined) from the sale of the Subscription Receipts are to be delivered to and held by the Subscription Receipt Agent as escrow agent hereunder, and invested in the manner set out herein;

(b)

if the Release Conditions are satisfied and the Release Certificate is delivered at or before the Time of Expiry on the Release Deadline (as such terms are hereinafter defined), Receiptholders (as hereinafter defined) will be entitled to receive, without any further action or payment of additional consideration by the Receiptholder, one Unit for each Subscription Receipt then held; and

(c)

if the Release Conditions are not satisfied on or before the Release Deadline or if this Agreement is terminated, the Agent, on behalf of the holders of Subscription Receipts will be entitled to receive the Escrowed Funds (as hereinafter defined).

AND WHEREAS the Subscription Receipt Agent has agreed to act as registrar and transfer agent for the Subscription Receipts, and as escrow agent to receive the Escrowed Funds;

AND WHEREAS all acts and deeds necessary have been done and performed to make the Subscription Receipts, when countersigned by the Subscription Receipt Agent and issued as provided in this Agreement, legal, valid and binding upon the Company with the benefits of and subject to the terms of this Agreement;

AND WHEREAS the foregoing recitals are made as statements of fact by the Company and not by the Subscription Receipt Agent or the Agent;

NOW THEREFORE, for good in consideration of the premises and the covenants of the parties it is hereby agreed and declared as follows:

Article I
INTERPRETATION

1.1	Definitions

  In this Agreement, including the recitals and schedules hereto, and in all agreements supplemental hereto:

(a)	“Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act;

(b)

“Applicable Legislation” means the provisions of any statute of Canada or the Designated Provinces, and the regulations and rules under any such named or other statute, relating to trust indentures or to the rights, duties and obligations of trustees and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Agreement;

(c)	“Approved Bank” means the banks set out in Schedule “D”;

(d)	“Business Day” means a day which is not Saturday or Sunday or a legal holiday in the City of Vancouver, British Columbia;

(e)

“Certify” means with respect to the issuance of a Subscription Receipt Certificate, one which has been duly signed by the Company and certified by mutual signature of an authorized officer of the Subscription Receipt Agent, “Certified” and “Certification” have the appropriate correlative meanings;

(f)

“Closing Date” means with respect to the issuance of the Subscription Receipts, September 26, 2013 or such other date or dates as may be agreed to by the Agent and the Company but, in any event, no later than the Release Deadline;

(g)	“Common Shares” means common shares in the capital of the Company as presently constituted;

(h)	“Company’s Auditors” means the firm of chartered accountants duly appointed from time to time as auditors of the Company;

(i)

“Convertible Securities” means securities of the Company or any other issuer that are convertible into or exchangeable for or otherwise carry the right to acquire Common Shares, and “Convertible Security” means any one of them;

(j)

“Counsel” means a barrister or solicitor or a firm of barristers and solicitors retained by the Subscription Receipt Agent or retained by the Company and acceptable to the Subscription Receipt Agent and the Agent;

(k)	“Current Market Price” at any date, means the weighted average price per share at which the Common Shares have traded:

(i)	on the TSX or such other stock exchange which constitutes the principal trading market (by volume) for the Common Shares;

(ii)	if the Common Shares are not listed on the TSX, on any stock exchange upon which the Common are listed as may be selected for this purpose by the directors, acting reasonably; or

(iii)	if the Common Shares are not listed on any stock exchange, on any over-the-counter market;

during the 20 consecutive Trading Days ending the 3rd Trading Day before such date and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the exchange or market, as the case may be, during the 20 consecutive Trading Days by the number of Common Shares sold, or if not traded on any recognized market or exchange, as determined by the directors of the Company acting reasonably;

(l)

“Designated Provinces” means each of the provinces of Canada (and for the purpose of non-Canadian holders of Subscription Receipts, shall mean the Province of British Columbia) being the provinces of Canada where Subscription Receipts are to be sold;

(m)

“director” means a director of the Company for the time being and, unless otherwise specified herein, reference to action “by the directors” means action by the directors of the Company as a board or, whenever duly empowered, action by any committee of such board;

(n)

“Escrow Agent” means the role of the Subscription Receipt Agent to, inter alia, hold and disburse the Escrowed Funds on behalf of the Company and Subscription Receiptholders pursuant to the terms and conditions of this Agreement;

(o)

“Escrowed Funds” means at any time means the aggregate of (i) the amount of $3,119,136.65 being the aggregate amount of the gross proceeds received from the issuance of the Subscription Receipts on the date hereof pursuant to the Offering; less (ii) any amounts thereof released from escrow pursuant to the terms and conditions hereof;

(p)

“Exchange Ratio” means the number of Units that the holder is entitled to receive for each Subscription Receipt held, upon the deemed conversion of the Subscription Receipts which, at the date of this Agreement, is one Unit for each Subscription Receipt;

(q)	“extraordinary resolution” has the meaning set forth in Section 8.11;

(r)

“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership), the minimum number of the Subscription Receipt Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Subscription Receipt Agent;

(s)	“Offering” means the offering by the Company of the Subscription Receipts from time to time;

(t)	“person” means an individual, body corporate, partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization;

(u)	“Private Placement” means the issuance of up to 1,632,653 Units upon the conversion of the Subscription Receipts issuable hereunder;

(v)	“Purchasers” means the purchasers of the Subscription Receipts of the Company;

(w)

“RBM Circular” means the Management Information Circular of the Company prepared in connection with the Shareholder Meeting and to be filed under the Company’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov;

(x)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(y)	“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

(z)

“Release Certificate” means a certificate executed by the Company and by the Agent in the form attached as Schedule “C” hereto and addressed to the Subscription Receipt Agent confirming that the Release Conditions described therein have been satisfied and instructing the Subscription Receipt Agent on the issuance of Units;

(aa)	“Release Conditions” means:

(i)	the Company obtaining Shareholder Approval at the Shareholder Meeting.

(bb)	“Release Deadline” means the Time of Expiry on November 24, 2013;

(cc)	“SEC” means the United States Securities and Exchange Commission;

(dd)	“Securities Commissions” means the securities regulatory authorities in each of the Designated Provinces;

(ee)

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings, published fees schedules, prescribed forms, policy statements, notices, blanket rulings, orders and other regulatory instruments in the Designated Provinces, Canada, the United States and each of its states, together with applicable other regulatory instruments of the securities regulatory authorities in such jurisdictions and the rules of the TSX;

(ff)	“Shareholder” means a holder of record of one or more Common Shares;

(gg)	“Shareholder Approval” means the Shareholder approval of the Private Placement in accordance with the rules of the TSX;

(hh)	“Shareholder Meeting” means the meeting of the Shareholders, where, inter alia, the Private Placement is to be considered, and includes any adjournment thereof;

(ii)	“Subscription Price” means the price of $2.45 per Subscription Receipt;

(jj)

“Subscription Receipt Agency” means the principal office of the Subscription Receipt Agent in the City of Toronto, Ontario, the City of Vancouver, British Columbia and/or such other place or places as may be designated in accordance with this Agreement;

(kk)

“Subscription Receipt Agent” means Computershare Trust Company of Canada in its capacity as custodian and agent hereunder and any lawful successors or permitted assigns thereto appointed hereunder from time to time;

(ll)	“Subscription Receipt Certificate” means a certificate issued on or after the Closing Date to evidence Subscription Receipts, substantially in the form of Schedule “A” hereto;

(mm)

“Subscription Receiptholders” or “Receiptholders” (or “holders” without reference to Common Shares) means the persons who are registered owners of one or more Subscription Receipts, the beneficial holders of one or more Subscription Receipts, or both, as applicable;

(nn)

“Subscription Receiptholders’ Request” means an instrument signed in one or more counterparts by Subscription Receiptholders holding in the aggregate not less than 40% of the aggregate number of Subscription Receipts then unexercised and outstanding, requesting the Subscription Receipt Agent to take some action or proceeding specified therein;

(oo)

“Subscription Receipts” means the Subscription Receipts issued and Certified hereunder and from time to time outstanding, each entitling the holders thereof to receive, at no additional cost, upon satisfaction of the Release Conditions, and subject to adjustment in accordance with the terms hereof, one Unit;

(pp)

“this Subscription Receipt Agreement”, “this Agreement”, “herein”, “hereby”, “hereof’ and similar expressions mean and refer to this Agreement and any agreement, indenture, deed or instrument supplemental hereto; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Agreement;

(qq)	“Time of Expiry” means, with respect to any Subscription Receipt, 5:00 p.m. (Toronto time) on the Release Deadline;

(rr)

“Trading Days” means a day on which the TSX (or such other exchange on which the Common Shares are listed and which forms the primary trading market by volume for such shares) is open for the transaction of business and if the Common Shares are not listed on a stock exchange, a day on which an over-the-counter market where such Common Shares are traded is open for business;

(ss)	“TSX” means the Toronto Stock Exchange;

(tt)	“Unit” means the unit underlying a Subscription Receipt, comprised of one Common Share and one-half of one Warrant;

(uu)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(vv)	“U.S. Purchaser” means any Accredited Investor purchasing the Subscription Receipts in the United States;

(ww)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(xx)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(yy)

“Voting Shares” means shares of the capital stock of any class of any company carrying voting rights under all circumstances, provided that, for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of any such event; and

(zz)

“Warrant” means one warrant of the Company entitling the holder thereof to, upon due exercise of the same, to purchase one Common Share with an expiry date of September 25, 2016 and an exercise price of $3.58;

(aaa)

“written order of the Company”, “written request of the Company”, “written consent of the Company” and “certificate of the Company” mean, respectively, a written order, request, consent and certificate signed in the name of the Company by a director or its Chairman, Chief Executive Officer, Chief Financial Officer, President or a Vice-President, and may consist of one or more instruments so executed.

1.2	Gender and Number

  Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3	Interpretation not Affected by Headings, etc.

  The division of this Agreement into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Day not a Business Day

  In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.5	Time of the Essence

  Time shall be of the essence of this Agreement and the Subscription Receipt Certificates.

1.6	Currency

  Except as otherwise stated, all dollar amounts herein are expressed in Canadian dollars.

1.7	Severability

  In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, all of which shall remain in full force and effect.

1.8	Conflicts

  In the event of any conflict between the provisions of this Agreement and the Subscription Receipt Certificates, the provisions of this Agreement will govern.

1.9	Meaning of “outstanding” for Certain Purposes

  Every Subscription Receipt Certificate Certified and delivered by the Subscription Receipt Agent hereunder shall be deemed to be outstanding until the Time of Expiry, or until it shall be deemed to have been surrendered to the Subscription Receipt Agent upon the deemed conversion thereof pursuant to , provided however that:

(a)

where a Subscription Receipt Certificate has been issued in substitution for a Subscription Receipt Certificate which has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the number of Subscription Receipts outstanding; and

(b)

for the purpose of any provision of this Agreement entitling holders of outstanding Subscription Receipts to vote, sign consents, requests or other instruments or take any other action under this Agreement, Subscription Receipts owned legally or equitably by the Company or any subsidiary of the Company thereof shall be disregarded, except that for the purpose of determining whether the Subscription Receipt Agent shall be protected in relying on any such vote, consent, request or other instrument or other action, only the Subscription Receipts of which the Subscription Receipt Agent has notice that they are so owned shall be so disregarded.

1.10	Applicable Law

  This Agreement, the Subscription Receipts and the Subscription Receipt Certificates shall be construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws applicable therein and shall be treated in all respects as British Columbia contracts.

Article II
ISSUE OF SUBSCRIPTION RECEIPTS

2.1	Issue of Subscription Receipts

  A total of up to 1,632,653 Subscription Receipts are hereby created and authorized to be issued. Subscription Receipt Certificates evidencing Subscription Receipts shall be executed by the Company and upon the written direction of the Company shall be Certified by or on behalf of the Subscription Receipt Agent and delivered by the Subscription Receipt Agent in accordance with such written direction of the Company.

2.2	Description of the Subscription Receipts

(a)

Each Subscription Receipt entitles the holder thereof to receive, upon deemed conversion in accordance with the terms of the Subscription Receipts and this Subscription Receipt Agreement and without payment of additional consideration (subject to adjustment in accordance with hereof), one Unit.

(b)

In the event that the Release Conditions are satisfied and the Release Certificate is delivered on or before the Release Deadline, each Subscription Receipt will be deemed to have been exchanged (and subject to adjustment in accordance with Article IV hereof), without further action or payment by the Receiptholder, for one Unit.

(c)

In the event that the Release Conditions are not satisfied on or before the Release Deadline or if this Agreement is terminated in accordance with its terms, the Agent, on behalf of the Receiptholders, will be entitled to receive the Escrowed Funds.

(d)

In the event of a deemed conversion of a holder’s Subscription Receipts, the Subscription Receipt Agent will deliver certificates representing the Common Shares and certificates representing the Warrants, as provided by the Company, underlying the Units to the Agent.

(e)	No fractional Subscription Receipts shall be issued or otherwise provided for hereunder.

2.3	Subscription Receiptholder not a Shareholder

  Nothing in this Agreement or in the holding of a Subscription Receipt or Subscription Receipt Certificate or otherwise, shall, in itself, confer or be construed as conferring upon a Subscription Receiptholder any right or interest whatsoever as a holder of Common Shares or as any other security holder of the Company, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Company or the right to receive dividends and other distributions of other security holders.

2.4	Subscription Receipts to Rank Pari Passu

  All Subscription Receipts shall rank pari passu with all other Subscription Receipts whatever may be the actual date of issue of the Subscription Receipt Certificates that evidence same.

2.5	Form of Subscription Receipts

  All Subscription Receipts shall be issued in certificated form and evidenced by a Subscription Receipt Certificate (including all replacements issued in accordance with this Agreement) issued in registered form, substantially in the form set out in Schedule “A” hereto and shall be dated as of the Closing Date, shall bear such legends, distinguishing letters and numbers as the Company may, with the approval of the Subscription Receipt Agent and the Agent, prescribe and shall be issuable in any denomination excluding fractions. Each Subscription Receipt originally issued to, or for the account or benefit of, a U.S. Purchaser must bear the applicable legend set forth in Section 2.13.

2.6	Signing of Subscription Receipt Certificates

  The Subscription Receipt Certificates issued by the Company shall be signed by any one of the directors or officers of the Company. The signatures of any such director or officer may be mechanically reproduced in facsimile and Subscription Receipt Certificates bearing such facsimile signatures shall be binding upon the Company as if they had been manually signed by such director or officer. Notwithstanding that any person whose manual or facsimile signature appears on any Subscription Receipt Certificate as a director or officer may no longer hold office at the date of such Subscription Receipt Certificate or at the date of Certification or delivery thereof, any Subscription Receipt Certificate signed as aforesaid shall, subject to Section , be valid and binding upon the Company and the holder thereof shall be entitled to the benefits of this Agreement or the Subscription Receipt Certificates in question.

2.7	Certification by the Subscription Receipt Agent

(a)

The Subscription Receipt Agent shall Certify Subscription Receipt Certificates to be issued by the Company upon the written direction of the Company. No Subscription Receipt Certificate shall be issued or, if issued, shall be valid for any purpose, convertible or entitle the holder to the benefit hereof until it has been Certified by manual signature by or on behalf of the Subscription Receipt Agent substantially in the form of the certificate set out in Schedule “A” hereto and such Certification by the Subscription Receipt Agent upon any Subscription Receipt Certificate shall be conclusive evidence as against the Company that the Subscription Receipt Certificate so Certified has been duly issued hereunder and that the holder is entitled to the benefits hereof.

(b)

The Certification of the Subscription Receipt Agent on Subscription Receipt Certificates issued hereunder shall not be construed as a representation or warranty by the Subscription Receipt Agent as to the validity of this Agreement or the Subscription Receipt Certificates (except the due Certification thereof by the Subscription Receipt Agent) and the Subscription Receipt Agent shall in no respect be liable or answerable for the use made of the Subscription Receipt Certificate or any of them or of the consideration therefor except as otherwise specified herein.

2.8	Issue in Substitution for Subscription Receipt Certificates Lost, etc.

(a)

If any Subscription Receipt Certificate becomes mutilated or is lost, destroyed or stolen, the Company shall issue and thereupon the Subscription Receipt Agent shall Certify and deliver, a new Subscription Receipt Certificate of like tenor and bearing the same legends as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Subscription Receipt Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Subscription Receipt Certificate, and the substituted Subscription Receipt Certificate shall be in the form of the certificate set out in Schedule “A” hereto and the Subscription Receipts evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Subscription Receipts issued or to be issued hereunder by the Company.

(b)

The applicant for the issue of a new Subscription Receipt Certificate pursuant to this Section  shall bear the reasonable cost of the issue thereof and in case of loss, destruction or theft, shall, as a condition precedent to the issue thereof, furnish to the Company and to the Subscription Receipt Agent such evidence of ownership and of the loss, destruction or theft of the Subscription Receipt Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and to the Subscription Receipt Agent, in their sole discretion acting reasonably, and such applicant may also be required to furnish an indemnity and a surety bond in amount and form satisfactory to the Company and the Subscription Receipt Agent, in their sole discretion acting reasonably, and shall pay the reasonable charges of the Company and the Subscription Receipt Agent in connection therewith.

2.9	Exchange of Subscription Receipt Certificates

(a)

Any one or more Subscription Receipt Certificates representing any number of Subscription Receipts may, upon compliance with the reasonable requirements of the Subscription Receipt Agent, be exchanged for one or more other Subscription Receipt Certificates, bearing the same legends, representing the same aggregate number of Subscription Receipts as represented by the Subscription Receipt Certificate or Subscription Receipt Certificates so exchanged. The Company shall issue and the Subscription Receipt Agent shall countersign all Subscription Receipt Certificates necessary to carry out exchanges as aforesaid.

(b)

Subscription Receipt Certificates may be exchanged only at the Subscription Receipt Agency or at any other place that is designated by the Company with the approval of the Subscription Receipt Agent and the Agent. Any Subscription Receipt Certificate tendered for exchange shall be cancelled and surrendered by the Subscription Receipt Agency to the Subscription Receipt Agent.

2.10	Register of Subscription Receipts

  The Company shall cause the Subscription Receipt Agent to keep at the Subscription Receipt Agency a register in which shall be entered the names and addresses of the Subscription Receiptholders and particulars of the Subscription Receipts held by them. The register with respect to the Subscription Receipts issued by the Company referred to in this Section shall at all reasonable times be open for inspection at the Subscription Receipt Agency during normal business hours by the Company and the Subscription Receiptholders upon written request. The Subscription Receipt Agent shall be entitled to rely upon the register to determine provincial residency of Subscription Receiptholders.

2.11	Charges for Exchange

  Except as otherwise herein provided, a reasonable charge shall be levied by the Subscription Receipt Agent in respect of the exchange of any Subscription Receipt Certificate or the issue of a new Subscription Receipt Certificate(s) pursuant hereto provided that the reimbursement of the Subscription Receipt Agent or the Company for any and all transfer, stamp or similar taxes or other governmental charges required to be paid shall be made by the holder requesting such transfer or exchange as a condition precedent to such exchange or issue.

2.12	Cancellation of Surrendered Subscription Receipts

  All Subscription Receipt Certificates surrendered pursuant to Sections , or , if applicable, shall be returned to the Subscription Receipt Agent for cancellation, shall be cancelled by the Subscription Receipt Agent and, after the expiry of any period of retention prescribed by law, shall be destroyed by the Subscription Receipt Agent or delivered to the Company if it so requests. Upon request by the Company the Subscription Receipt Agent shall furnish to it a destruction certificate identifying the Subscription Receipt Certificates issued by it so destroyed, the number of Subscription Receipts evidenced thereby, the number of Units delivered pursuant to such Subscription Receipts and the details of any Subscription Receipt Certificates issued in substitution or exchange for such Subscription Receipt Certificates destroyed.

2.13	U.S. Legends

(a)

The Subscription Receipt Agent understands and acknowledges that the Subscription Receipts and the Common Shares and Warrants comprising the Units issuable upon deemed conversion of the Subscription Receipts have not been and will not be registered under the U.S. Securities Act.

(b)

Each Subscription Receipt Certificate originally issued to an U.S. Purchaser, or for the account or benefit of an U.S. Purchaser, as well as all certificates issued in exchange for or in substitution of the foregoing securities, will bear a legend to the following effect:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF RESPONSE BIOMEDICAL CORP. (THE “COMPANY”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS OR (C) PURSUANT TO THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER, IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND, IN BOTH CASES, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES AND, IN THE CASE OF PARAGRAPH (C)(I) OR (D), THE SELLER HAS FURNISHED TO THE COMPANY AND THE SUBSCRIPTION RECEIPT AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND THE SUBSCRIPTION RECEIPT AGENT TO SUCH EFFECT AND, IN THE CASE OF PARAGRAPH (B), A DECLARATION IN THE FORM OF SCHEDULE “B” TO THE SUBSCRIPTION RECEIPT AGREEMENT UNDER WHICH THIS SECURITY WAS ISSUED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

2.14	Canadian Legends

Each Subscription Receipt Certificate originally issued to every holder, as well as all certificates issued in exchange for or in substitution of the Subscription Receipt Certificates, will be subject to a hold period and, subject to Section 3.5 hereof, will bear the following legend in addition to the legend set forth in Section 2.13(b):

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE CLOSING DATE].”

provided that if, at any time, in the opinion of counsel to the Company, such legend is no longer necessary or advisable under any Securities Laws, or the holder of any such legended certificate, at the holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company and the Subscription Receipt Agent (which may include an opinion of counsel satisfactory to the Company and the Subscription Receipt Agent) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.

2.15	No Transfer of Subscription Receipts

The Subscription Receipts may not be transferred and any purported transfer of Subscription Receipts shall be null and void ab initio.

Article III
CONVERSION OF SUBSCRIPTION RECEIPTS

3.1	Notice of Satisfaction of Release Conditions

Upon the satisfaction of the Release Conditions, on or before the Release Deadline, the Agent and the Company shall deliver to the Subscription Receipt Agent the Release Certificate within one Business Day of such Release Conditions being satisfied, and, in any event, by or before the Time of Expiry, in the form attached hereto as Schedule “C” by facsimile or courier to the address of the Subscription Receipt Agent set out in Section and, upon receipt of the Release Certificate by the Subscription Receipt Agent, the Subscription Receipts shall be deemed to be converted pursuant to subsection .

3.2	Deemed Conversion

(a)

In the event the Release Conditions are satisfied and the Release Certificate is delivered on or before the Release Deadline, all Subscription Receipts shall be deemed to be converted and surrendered without any further action by the Subscription Receiptholders and one Unit shall be deemed to have been issued on the date the Release Certificate is delivered to the Subscription Receipt Agent to the Subscription Receiptholders for each Subscription Receipt held, subject to adjustment in accordance with Article IV, and the persons to whom such Units are to be issued in accordance with the terms of this Agreement shall be deemed to have become the holders of record of such Units on such date.

(b)

Upon the deemed issuance of Units upon the deemed conversion of the Subscription Receipts, the Subscription Receipt Certificates will be deemed to have been surrendered and cancelled without further action on the part of the Subscription Receiptholders, the Subscription Receipt Agent, the Agent or the Company. The Subscription Receipt Agent will issue certificates representing the Common Shares underlying the Units and the Company will issue and provide within two Business Days to the Subscription Receipt Agent with certificates representing the Warrants underlying the Units, in each case, in the names of the Subscription Receiptholders and the Subscription Receipt Agent, subject to receipt of the certificates representing the Warrants as provided by the Company, will then deliver the certificates representing the Common Shares and Warrants comprising the Units within three Business Days to the Agent on behalf of the Subscription Receiptholders.

3.3	Partial Conversion of Subscription Receipts; Fractions

Notwithstanding anything herein contained, including any adjustment provided for in Article IV, the Company shall not be required, upon the deemed conversion of any Subscription Receipts, to issue fractions of Units or to distribute certificates which evidence fractional Units. Any fractional Units to which a Subscription Receiptholder is entitled upon conversion or deemed conversion of Subscription Receipts shall be aggregated to form whole Units, with any remaining fractional Unit rounded down to a whole Unit. No cash payments will be made in lieu of fractional Units.

3.4	U.S. Legends for Common Shares and Warrants Issued in the United States

Certificates representing Common Shares and Warrants issued upon deemed conversion of Subscription Receipts to, or for the account or benefit of, U.S. Purchasers shall bear the legend set forth in subsection 2.13(b) herein.

3.5	Canadian Legends for Common Shares and Warrants

In addition to any legends required pursuant to Sections 2.13(b) and 3.4, certificates representing Common Shares and Warrants issued upon the deemed conversion of Subscription Receipts issued to every Subscription Receiptholder (provided that the Company is a reporting issuer under the Securities Laws of the Designated Provinces) shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE CLOSING DATE].”

3.6	Effect of Conversion of Subscription Receipts

  Upon the deemed conversion of Subscription Receipts pursuant to Section , all of the Common Shares and Warrants to be acquired pursuant to such deemed conversion shall be deemed to have been issued and the person or persons to whom such Common Shares and Warrants are to be issued shall be deemed to have become the holder or holders of record of such Common Shares and warrants, unless the transfer registers of the Company shall be closed by law on such date, in which case the Common Shares and Warrants acquired shall be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Common Shares and Warrants on the date on which such transfer registers are next reopened.

3.7	Expiration of Subscription Receipts

  All rights under any Subscription Receipt in respect of which the right of subscription provided for shall not theretofore have been deemed converted shall wholly cease and terminate and the Subscription Receipts shall be void and of no effect at the earlier of the date on which a termination notice is delivered in accordance with Section 3.8 and the Time of Expiry on the Release Deadline, other than the right to the return of the Escrowed Proceeds as provided herein.

3.8	Early Termination

  Unless otherwise agreed by the Agent and the Company, if Shareholder Approval is not obtained, the Company and the Agent will provide a joint termination notice to the Subscription Receipt Agent. Upon delivery of such termination notice, the Subscription Receipts will be automatically cancelled and will have no further force and effect, and the Escrowed Funds, without deduction, will be returned to the Agent, on behalf of the Subscription Receiptholders in accordance with the terms hereof.

3.9	Securities Restrictions

  Notwithstanding anything herein contained, Units will only be issued hereunder in compliance with the securities laws of any applicable jurisdiction.

Article IV
ADJUSTMENT OF NUMBER OF UNITS

4.1	Adjustment of Number of Units

  The acquisition rights in effect at any date attaching to the Subscription Receipts shall be subject to adjustment from time to time as follows:

(a)	if and whenever at any time from the Closing Date until the Time of Expiry, the Company shall:

(i)	subdivide, redivide or change its outstanding Common Shares into a greater number of shares;

(ii)	reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares;

(iii)	issue to all or substantially all of the holders of the Common Shares, by way of stock distribution, stock dividend or otherwise, Common Shares or securities convertible into Common Shares;

(any of the events described in , and being referred to as a “Share Reorganization”);

the Exchange Ratio shall be adjusted immediately after the record date at which the holders of the Common Shares are determined for the purpose of such Share Reorganization by multiplying the Exchange Ratio in effect on the record date by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately after giving effect to the Share Reorganization and the denominator shall be the total number of Common Shares outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to in this subsection shall occur;

(b)

if and whenever at any time from the Closing Date and prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in subsection  or a consolidation, amalgamation or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity (any such event being called a “Capital Reorganization”), upon the deemed conversion of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Units such Subscription Receiptholder would otherwise be entitled to acquire, the number of Units or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such Capital Reorganization, or to which such sale or conveyance may be made, as the case may be, that such Subscription Receiptholder would have been entitled to receive on such Capital Reorganization, if, on the record date or the effective date thereof, as the case may be, the Subscription Receiptholder had been the registered holder of the number of Common Shares sought to be acquired by it. If determined appropriate by the Company or the Agent to give effect to or to evidence the provisions of this subsection  or as required pursuant to an extraordinary resolution of the Subscription Receiptholders, the Company, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such Capital Reorganization, enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth in this Agreement with respect to the rights and interests thereafter of the Subscription Receiptholders to the end that the provisions set forth in this Agreement shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Subscription Receiptholder is entitled on the exercise of its acquisition rights thereafter. Any agreement entered into between the Company, the Agent and the Subscription Receipt Agent pursuant to the provisions of this subsection  shall be a supplemental agreement entered into pursuant to the provisions of hereof. Any agreement entered into between the Company, any successor to the Company or such purchasing body corporate, partnership, trust or other entity and the Subscription Receipt Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section  and which shall apply to successive reclassification, reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

(c)

if and whenever at any time from the Closing Date and prior to the Time of Expiry, the Company shall issue rights, options or warrants to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of 45 days from the date of issue thereof at a price, or at a conversion price, of less than 95% of the Current Market Price at the record date for such distribution (any such issuance being herein called a “Rights Offering” and Common Shares that may be acquired in exercise of the Rights Offering or upon conversion of the Convertible Securities offered by the Rights Offering being herein called the “Offered Shares”), the Exchange Ratio shall be adjusted effective immediately after the record date at which holders of Common Shares are determined for the purposes of the Rights Offering to an Exchange Ratio that is the product of (1) the Exchange Ratio in effect on the record date and (2) a fraction (a) the numerator of which shall be the sum of (i) the number of Common Shares outstanding on the record date for the rights offering plus (ii) the number of Offered Shares offered pursuant to the Rights Offering or the maximum number of Offered Shares into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be; and (b) the denominator of which shall be the sum of (i) the number of Common Shares outstanding on the record date for the Rights Offering; and (ii) the number arrived at when (A) either the product of (1) the number of Offered Shares so offered and (2) the price at which those Common Shares are offered, or the product of (3) the conversion price thereof and (4) the maximum number of Offered Shares for or into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be, is divided by (B) the Current Market Price of the Common Shares on the record date.

Any Offered Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any computation; if all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Ratio shall be readjusted to the Exchange Ratio in effect immediately prior to the record date and the Exchange Ratio shall be further adjusted based upon the number of Offered Shares (or Convertible Securities into Offered Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date;

(d)

if and whenever at any time from the Closing Date and prior to the Time of Expiry, the Company shall issue or distribute to all or substantially all the holders of the Common Shares (i) shares of any class other than Common Shares, or (ii) rights, options or warrants other than rights, options or warrants convertible within 45 days from the date of issue thereof at a price, or at a conversion price, of at least 90% of the Current Market Price at the record date for such distribution, or (iii) evidences of indebtedness, or (iv) any other assets and that issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any of those events being herein called a “Special Distribution”), the Exchange Ratio shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to an Exchange Ratio that is the product of (1) the Exchange Ratio in effect on the record date and (2) a fraction (a) the numerator of which shall be the product of (i) the sum of the number of Common Shares outstanding on the record date plus the number of Units which the Subscription Receiptholders would be entitled to receive upon conversion of all their outstanding Subscription Receipts if they were converted on the record date and (ii) the Current Market Price thereof on that date; and (b) the denominator of which shall be the product of (A) the sum of the number of Common Shares outstanding on the record date plus the number of Units which the Subscription Receiptholders would be entitled to receive upon conversion of all their outstanding Subscription Receipts if they were converted on the record date and (B) the Current Market Price thereof on that date, less, the aggregate fair market value, as determined by the directors, whose determination shall, subject to TSX acceptance (if applicable) and absent manifest error, be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. To the extent that the distribution of shares, rights, options, warrants, evidences of indebtedness or assets if not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exchange Ratio shall be readjusted to the Exchange Ratio that would then be in effect based upon the shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares or convertible securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date;

(e)

the adjustments provided for in this in the number of Units and classes of securities which are to be received on the conversion of Subscription Receipts are cumulative and shall apply to successive issues, subdivisions, combinations, consolidations, distributions and any other events that would require an adjustment of the Exchange Ratio or the kind securities issuable hereunder. After any adjustment pursuant to this Section, the term “Common Shares” where used in this Agreement shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Subscription Receiptholder is entitled to receive upon the conversion of its Subscription Receipt, and the number of Common Shares indicated by any conversion made pursuant to a Subscription Receipt shall be interpreted to mean the number of Common Shares or other property or securities a Subscription Receiptholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon the full conversion of a Subscription Receipt;

(f)

if, and whenever at any time from the Closing Date and prior to the Time of Expiry, the Company shall reclassify or otherwise change the outstanding Common Shares, the conversion right shall be adjusted effective immediately upon the reclassification becoming effective so that holders of Subscription Receipts who convert their rights thereafter shall be entitled to receive Units (or Common Shares and Warrants comprising Units) as they would have received had the Subscription Receipts been converted immediately prior to the effective date, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this .

4.2	Entitlement to Shares on Conversion of Subscription Receipt

  All shares of any class or other securities which a Subscription Receiptholder is at the time in question entitled to receive on the conversion of its Subscription Receipt, whether or not as a result of adjustments made pursuant to this , shall, for the purposes of the interpretation of this Agreement, be deemed to be securities which such Subscription Receiptholder is entitled to acquire pursuant to such Subscription Receipt.

4.3	No Adjustment

  Notwithstanding anything in this , no adjustment shall be made in the acquisition rights attached to the Subscription Receipts if the issue of Common Shares is being made pursuant to this Agreement and/or Private Placement or pursuant to any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Company.

4.4	Determination by Company’s Auditors

  In the event of any question arising with respect to the adjustments provided for in this , such question shall be conclusively determined by the Company’s Auditors or if they are unable or unwilling to act, such firm of independent chartered accountants as may be selected by the directors, acting reasonably, who shall have access to all necessary records of the Company and such determination, absent manifest error, shall be binding upon the Company, the Subscription Receipt Agent, all Subscription Receiptholders and all other persons interested therein.

4.5	Proceedings Prior to any Action Requiring Adjustment

  As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Subscription Receipts, including the number of Units which are to be received upon the conversion thereof, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company or a successor company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of such Subscription Receipts issued by it are entitled to receive on the full conversion thereof in accordance with the provisions hereof.

4.6	Certificate of Adjustment

  The Company shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in this , deliver a certificate of the Company to the Subscription Receipt Agent, the Agent and the Subscription Receiptholders specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Subscription Receipt Agent shall be entitled to rely on any adjustment as calculated and set forth in such certificate of the Company.

4.7	Notice of Special Matters

  The Company covenants with the Subscription Receipt Agent and the Agent that, so long as any Subscription Receipt remains outstanding, it will send notice to the Subscription Receipt Agent, to the Agent and to the Subscription Receiptholders of its intention to fix a record date that is prior to the Release Deadline for the issuance of rights, options or warrants (other than the Subscription Receipts) to all or substantially all the holders of its outstanding Common Shares or for determining the shareholders of record who would be entitled to vote on a special resolution of shareholders respecting or affecting in any way the Company’s share capital. Such notice shall specify the particulars of such event and the record date for such event, provided that the Company shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be sent in each case not less than 14 days prior to such applicable record date.

4.8	No Action after Notice

  The Company covenants with the Subscription Receipt Agent and the Agent that it will not close its transfer books or take any other corporate action which might deprive the holder of a Subscription Receipt of the opportunity to exercise its right of acquisition pursuant thereto during the period of 14 days after the giving of the certificate or notices set forth in Sections  and .

4.9	Other Action Affecting Common Shares

  If, and whenever at any time from the Closing Date and prior to the Time of Expiry, the Company shall take any action affecting or relating to the Common Shares, other than any action described in this , which in the opinion of the directors of the Company would prejudicially affect the rights of any holders of Subscription Receipts, the Exchange Ratio will be adjusted by the directors of the Company in such manner, if any, and at such time, as the directors of the Company, may in their sole discretion, subject to the approval of any stock exchange(s) on which the Common Shares are listed and posted for trading, reasonably determine to be equitable in the circumstances to such holders.

4.10	Protection of Subscription Receipt Agent

The Subscription Receipt Agent shall not:

(a)

be under any duty or responsibility to any Subscription Receiptholder to determine whether any facts exist which may require any adjustment contemplated by this , or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)

be accountable with respect to the validity or value (or the kind or amount) of any Units, or of any shares or other securities or property which may at any time be issued or delivered upon the deemed conversion of the rights attaching to any Subscription Receipt;

(c)	be responsible for any failure of the Company to comply with any of the covenants contained in this Article; and

(d)

incur any liability or responsibility whatsoever or be in any way responsible for the consequences of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Company.

Article V
RIGHTS AND COVENANTS OF THE COMPANY

5.1	Optional Purchases by the Company

  Subject to applicable securities legislation, the Company may from time to time purchase by private contract or otherwise any of the Subscription Receipts issued by it. Any Subscription Receipt Certificates representing the Subscription Receipts purchased pursuant to this Section  shall forthwith be delivered to and cancelled by the Subscription Receipt Agent and no Subscription Receipts shall be issued in replacement thereof.

5.2	General Covenants of the Company

  So long as any Subscription Receipts remain outstanding the Company represents, warrants and covenants as follows:

(a)

the Company is duly authorized to create and issue the Subscription Receipts and, when issued and counter signed as herein provided, such Subscription Receipts shall be valid and enforceable against the Company in accordance with the terms herein, and it will reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Units upon the conversion of the Subscription Receipts issued by it;

(b)

it will cause the Common Shares and the certificates representing the Common Shares and warrants acquired pursuant to the deemed conversion of the Subscription Receipts issued by it to be duly issued and delivered in accordance with the Subscription Receipt Certificates and the terms hereof;

(c)

all Common Shares which shall be issued upon deemed conversion of the Subscription Receipts (in accordance with the terms hereof and of the Subscription Receipt Certificates) shall be fully paid and non-assessable;

(d)	it will maintain its corporate existence and carry on and conduct its business in a prudent manner in accordance with industry standards and good business practices;

(e)

it will use its commercially reasonable efforts to ensure that all Common Shares outstanding or issuable from time to time (including without limitation the Common Shares issuable on the conversion of the Subscription Receipts) are listed and posted for trading on the TSX (or on another Canadian stock exchange) for a period of not less than three years from the Closing Date;

(f)

it will use its commercially reasonable efforts to maintain its status as a reporting issuer (or analogous entity) not in default of the requirements of the securities laws of the Designated Provinces in which it is a reporting issuer on the Closing Date for a period of not less than three years from such date and it will make all requisite filings under the Securities Laws to report the exercise of the right to acquire Common Shares pursuant to the Subscription Receipts;

(g)

the Company confirms that it has either (i) a class of securities registered pursuant to Section 12 of the US Securities Exchange Act of 1934, as amended; or (ii) a reporting obligation pursuant to Section 15(d) of the US Securities Exchange Act, and has provided the Subscription Receipt Agent with an Officers’ Certificate (in a form provided by the Subscription Receipt Agent certifying such reporting obligation and other information as requested by the Subscription Receipt Agent. The Company covenants that in the event that any such registration or reporting obligation shall be terminated by the Company in accordance with the US Securities Exchange Act of 1934 as amended, the Company shall promptly notify the Subscription Receipt Agent of such termination and such other information as the Subscription Receipt Agent may require at the time. The Company acknowledges that Computershare is relying upon the foregoing representation and covenants in order to meet certain United States Securities and Exchange Commission (“SEC”) obligations with respect to those clients who are filing with the SEC;

(h)

it will perform and carry out all of the acts or things to be done by it as provided in this Agreement and that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as the Subscription Receipt Agent or the Agent may reasonably require for the better accomplishing and effecting of the intentions and provisions of this Agreement; and

(i)	it will promptly advise the Subscription Receipt Agent, the Agent and the holders of Subscription Receipts in writing of any default under the terms of this Agreement.

5.3	Subscription Receipt Agent’s Remuneration and Expenses

  The Company covenants that it will pay (and shall be responsible for the payments thereof) to the Subscription Receipt Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Subscription Receipt Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Subscription Receipt Agent in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Subscription Receipt Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Subscription Receipt Agent’s gross negligence, wilful misconduct or fraud. Any amount owing hereunder and remaining unpaid 30 days from the invoice date will bear interest at the then current rate charged by the Subscription Receipt Agent against unpaid invoices and shall be payable upon demand. This Section shall survive the termination of this Agreement and the removal or resignation of the Subscription Receipt Agent.

5.4	Securities Qualification Requirements

(a)

If, in the opinion of Counsel, any instrument (not including a prospectus) is required to be filed with, or any permission is required to be obtained from the Securities Commissions or the TSX or any other step is required under the laws of the Designated Provinces before any Common Shares which a Subscription Receiptholder is entitled to acquire pursuant to the deemed conversion of any Subscription Receipt may properly and legally be issued upon deemed conversion thereof and thereafter traded, without further formality or restriction, the Company covenants that it will take such required action.

(b)

The Company or, if required by the Company, the Subscription Receipt Agent will give notice of the issue of Common Shares pursuant to the deemed conversion of Subscription Receipts, in such detail as may be required, to the Securities Commissions and the TSX.

5.5	Performance of Covenants by Subscription Receipt Agent

  If the Company shall fail to perform any of its covenants contained in this Subscription Receipt Agreement, the Subscription Receipt Agent may notify the Subscription Receiptholders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it but shall be under no obligation to perform said covenants or to notify the Subscription Receiptholders of such performance or non-performance by it. All sums expended or advanced by the Subscription Receipt Agent in so doing shall be repayable as provided in Section . No such performance, expenditure or advance by the Subscription Receipt Agent shall relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

Article VI
ESCROWED FUNDS

6.1	Escrowed Funds and Distribution Amounts

  Upon any issuance of the Subscription Receipts, the Company shall deposit or cause to be deposited the Escrowed Funds with the Subscription Receipt Agent on the date of such issuance and the Subscription Receipt Agent shall accept and hold the Escrowed Funds in escrow for and on behalf of the persons who have an interest therein pursuant hereto, shall disburse and deal with the Escrowed Funds in the manner contemplated by this and at all times shall keep the Escrowed Funds in a segregated account, all on the terms and subject to the conditions hereof. The Company acknowledges and agrees that it is a condition of the payment by the holders of Subscription Receipts of the issue price therefor that the Escrowed Funds are held in escrow by the Subscription Receipt Agent in accordance with the provisions of this . The Company further acknowledges and confirms that it has no interest in the Escrowed Funds unless and until the Release Certificate is delivered to the Subscription Receipt Agent. The Subscription Receipt Agent shall retain the Escrowed Funds for the benefit of the Agent on behalf of the holders of Subscription Receipts and, upon the delivery of the Release Certificate to the Subscription Receipt Agent, retroactively for the benefit of the Company in accordance with the provisions of this .

6.2	Maintenance of Escrowed Funds

(a)

Until released in accordance with this agreement, the Escrowed Funds shall be kept segregated in the records of the Subscription Receipt Agent and shall be deposited in one or more segregated non-interest-bearing trust accounts to be maintained by the Subscription Receipt Agent in the name of the Subscription Receipt Agent at one or more banks listed in Schedule “D” (each such bank, an “Approved Bank”). The Escrowed Funds shall not bear interest. The Subscription Receipt Agent shall be entitled to retain for its own benefit, as partial compensation for its services hereunder, any amount of the interest earned on the Escrowed Funds that is not payable pursuant to this Section.

(b)

All amounts held by the Subscription Receipt Agent pursuant to this Agreement shall be held in escrow by the Subscription Receipt Agent for the benefit of the Agent on behalf of the holders of Subscription Receipts and the delivery of the Escrowed Funds to the Subscription Receipt Agent shall not give rise to a debtor-creditor or other similar relationship between the Subscription Receipt Agent and the Subscription Receiptholders. The amounts held by the Subscription Receipt Agent pursuant to this Agreement are the sole risk of the Company and Subscription Receiptholders and, without limiting the generality of the foregoing, the Subscription Receipt Agent shall have no responsibility or liability for any diminution of the Escrowed Funds which may result from any deposit made with an Approved Bank pursuant to this Section 6.2(b), including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity. The Company acknowledges and agrees that the Subscription Receipt Agent acts prudently in depositing the Escrowed Funds at any Approved Bank, and that the Subscription Receipt Agent is not required to make any further inquiries in respect of any such bank.

(c)

At any time and from time to time the Company shall be entitled to direct the Subscription Receipt Agent by written notice (i) not to deposit any new amounts in any Approved Bank specified in the notice and/or (ii) to withdraw all or any of the Escrowed Funds that may then be deposited with any Approved Bank specified in the notice. With respect to any withdrawal notice, the Subscription Receipt Agent will endeavour to withdraw such amount specified in the notice as soon as reasonably practicable and the Company acknowledges and agrees that such specified amount remains at the sole risk of the Company and Subscription Receiptholders prior to and after such withdrawal.

6.3	Release of Escrowed Funds Upon Receipt of Release Certificate

  The Escrowed Funds shall be released to the Company and to the Agent upon receipt by the Subscription Receipt Agent of the Release Certificate, as soon as reasonably practicable, but in any event contemporaneously with the delivery of the Common Shares and Warrants as directed in the Release Certificate and within three Business Days in accordance with Section 6.7 hereof, subject to receipt of the certificates representing the Warrants as provided by the Company.

6.4	Release of Escrowed Funds on Default

  In the event that the Release Conditions are not satisfied prior to the Time of Expiry on the Release Deadline, or if this Agreement is terminated pursuant to Section , the Subscription Receipt Agent shall return to the Agent on behalf of the Subscription Receiptholders the Escrowed Funds. The Escrowed Funds shall be paid to the Agent within three Business Days following the termination or the Release Deadline, as applicable. Payment shall be made in accordance with Section 6.7 hereof and the Subscription Receipt Agent shall deliver such payment to the Agent. All Subscription Receipt Certificates representing Subscription Receipts in respect of which the Escrowed Funds have been paid to the Agent on behalf of the Subscription Receiptholders shall be deemed to have been cancelled on the earlier of the date on which a termination notice is delivered in accordance with Section 3.8 and the Release Deadline and the Subscription Receipt Agent shall record the deemed cancellation of such Subscription Receipt Certificates on the register of the Subscription Receipts. The Subscription Receipt Agent shall furnish the Company with a certificate identifying the Subscription Receipt Certificates deemed to have been cancelled. All Subscription Receipts represented by Subscription Receipt Certificates which have been deemed to have been cancelled pursuant to this Section 6.4 shall be without further force and effect whatsoever.

6.5	Direction

  In order to permit the Subscription Receipt Agent to carry out its obligations under this , the Company hereby specifically authorizes and directs the Subscription Receipt Agent to make any stipulated payment or to take any stipulated action in accordance with the provisions of this Agreement.

6.6	Early Termination of any Investment of the Escrowed Funds

  In making any payment pursuant to this Agreement, the Subscription Receipt Agent has the authority to liquidate any investments in order to make payments contemplated under this and shall not be liable for any loss sustained in the escrow account for early termination of any investment of the Escrowed Funds necessary to enable the Subscription Receipt Agent to make such payment.

6.7	Method of Disbursement and Delivery

(a)

All disbursements of money made in accordance with the provisions of Section or this shall be made by wire transfer as may be directed by the Company or the Agent, as applicable, made payable to or to the order of the Company or the Agent, as applicable, in the correct amount, less all amounts required to be withheld by the Company by law, including without limitation, under the Income Tax Act (Canada), if the disbursement is made to the Company. If the disbursement is made to the Agent, the Escrowed Funds will be delivered in full, without deduction, notwithstanding any provision hereof and the Agent shall be entitled to make any deductions from the Escrowed Funds required to satisfy any liabilities of the Subscription Receiptholders, including without limitation, under the Income Tax Act (Canada).

(b)

If the Subscription Receipt Agent delivers any such wire transfer as required under subsection , the Subscription Receipt Agent shall have no further obligation or liability for the amount represented thereby, unless any such wire transfer is not received; provided that in the event of the non-receipt of such wire transfer by the payee, the Subscription Receipt Agent, upon being furnished with reasonable evidence of such non-receipt and funding and indemnity reasonably satisfactory to it, shall initiate a new wire transfer, if the funds have been returned, or issue to such payee a replacement cheque for the amount of such wire transfer.

6.8	Acknowledgements

(a)

The Subscription Receipt Agent hereby acknowledges receipt from certain purchasers and the Agent on behalf of purchaser(s) of wire transfers in the aggregate amount of $3,119,136.65, representing the Escrowed Funds, and confirms that such funds have been deposited in a segregated account in the name of the Company designated as “Computershare in trust for Response Biomedical Corp. – Subscription Receipts” or as otherwise directed by the Company and, pending the satisfaction of the Release Conditions, will be held in accordance with Section hereof.

(b)	The Company hereby:

(i)

acknowledges that the amounts received by the Subscription Receipt Agent pursuant to paragraph in accordance with the Company’s direction to the Agent represents payment in full by the purchaser(s) of the Subscription Price for the Subscription Receipts; and

(ii)	irrevocably directs the Subscription Receipt Agent to retain such amounts in accordance with the terms of this Agreement pending payment of such amounts in accordance with the terms of this Agreement.

6.9	Miscellaneous

(a)

The Subscription Receipt Agent will disburse monies according to this Agreement only to the extent that monies have been deposited with it. The Subscription Receipt Agent shall be protected in acting and relying upon any written notice, request, waiver, consent, certificates, receipts, statutory declaration or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be. The Subscription Receipt Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and signed by the parties hereto and if its duties herein are affected, unless it shall have given its prior written consent thereto. The duties and obligations of the Subscription Receipt Agent shall be determined solely by the provisions hereof and, accordingly, the Subscription Receipt Agent shall not be responsible except for the performance of such duties and obligations as it has undertaken herein. The Subscription Receipt Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable instructions which comply with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment. The Subscription Receipt Agent is acting hereunder as Escrow Agent at the request of the Company and the Agent and shall not be responsible as Escrow Agent except for its duties of receiving, holding and disbursing the Escrowed Funds pursuant to the terms and conditions of this Agreement. Any certificate of a party referred to herein, unless otherwise specified, shall, in the case of the Company, refer to a certificate signed in the name of the Company by any officer or director of the Company, and, in the case of any other party, refer to a certificate of an authorized officer of such party. The Subscription Receipt Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection therewith, except arising out of its own gross negligence or willful misconduct. In the event of any disagreement arising regarding the terms of this Agreement, the Subscription Receipt Agent shall be entitled, at its option, to refuse to comply with any or all demands whatsoever until the dispute is settled, either by agreement amongst the various parties or by a court of competent jurisdiction. None of the provisions of this Agreement shall require the Subscription Receipt Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. The Subscription Receipt Agent shall not be responsible for any losses which may occur as a result of the investment of the Escrowed Funds where the Escrowed Funds have been invested in accordance with the terms of this Agreement.

(b)

In addition to the other rights granted to holders of Subscription Receipts in this Agreement, until the release of the Escrowed Funds pursuant to the terms of this Agreement, each holder of Subscription Receipts has a pro rata claim against the Escrowed Funds, which claim shall subsist until such time as the Units issuable upon the deemed conversion of the Subscription Receipt are issued or such amount is paid in full. In the event that, prior to the release of the Escrowed Funds in accordance with the terms of this Agreement, the Company: (i) makes a general assignment for the benefit of creditors or any proceeding is instituted by the Company seeking relief on behalf thereof as a debtor, or to adjudicate the Company a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of the Company or the debts of the Company under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or similar official for the Company or any substantial part of the property and assets of the Company or the Company takes any corporate action to authorize any of the actions set forth above; or (ii) the Company shall be declared bankrupt, or a receiver, receiver and manager, trustee, custodian or similar official is appointed for the Company or any substantial part of its property and assets of the Company or an encumbrancer shall legally take possession of any substantial part of the property or assets of the Company or a distress or execution or any similar process is levied or enforced against such property and assets and remains unsatisfied for such period as would permit such property or such part thereof to be sold thereunder, the right of each holder of Subscription Receipts to be issued Units upon the deemed conversion of the Subscription Receipts of such holder will terminate and such holder will be entitled to assert a claim against the Escrowed Proceeds held in escrow in an amount equal to their pro-rata share of the Escrowed Funds less any withholding tax or charges required to be withheld in respect thereof.

(c)

In the event that the Subscription Receipt Agent shall hold any amount of interest or other distributable amount which is unclaimed or which cannot be paid for any reason other than the gross negligence or willful misconduct of the Subscription Receipt Agent, the Subscription Receipt Agent shall be under no obligation to invest or reinvest the same but shall only be obligated to hold the same on behalf of the person or persons entitled thereto in a current or other non-interest bearing account pending payment to the person or persons entitled thereto.

(d)

The Subscription Receipt Agent shall be entitled to act and rely absolutely on the Release Certificate or the notice of termination delivered in accordance with Section 3.8 and shall be entitled to release the Escrowed Funds upon the receipt of the Release Certificate or the notice of termination delivered in accordance with Section 3.8 as provided for in this Agreement.

Article VII
ENFORCEMENT

7.1	Suits by Subscription Receiptholders

  All or any of the rights conferred upon any Subscription Receiptholder by any of the terms of the Subscription Receipt Certificates or of this Agreement, or of both, may be enforced by the Subscription Receiptholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Subscription Receipt Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Subscription Receiptholders.

7.2	Waiver of Default

  Upon the happening of any default hereunder:

(a)

the holders of not less than 66 and 2/3% of the Subscription Receipts then outstanding shall have the power (in addition to the powers exercisable by extraordinary resolution) by requisition in writing to instruct the Subscription Receipt Agent to waive any default hereunder and the Subscription Receipt Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b)

the Subscription Receipt Agent shall have the power to waive any default hereunder upon such terms and conditions as the Subscription Receipt Agent may deem advisable if, in the Subscription Receipt Agent’s opinion, which may be based on the advice of Counsel, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Subscription Receipt Agent or of the Subscription Receiptholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Subscription Receipt Agent or of the Subscription Receiptholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

Article VIII
MEETINGS OF SUBSCRIPTION RECEIPTHOLDERS

8.1	Right to Convene Meetings

  The Subscription Receipt Agent may at any time and from time to time, and shall on receipt of a written request of the Company or of a Subscription Receiptholders’ Request and upon being indemnified and provided with security funding to its reasonable satisfaction by the Company or by the Subscription Receiptholders signing such Subscription Receiptholders’ Request against the cost which may be incurred in connection with the calling and holding of such meeting, call and hold a meeting of the Subscription Receiptholders. In the event of the Subscription Receipt Agent failing to so call and hold a meeting within seven (7) days after receipt of such written request of the Company or such Subscription Receiptholders’ Request and indemnity and security given as aforesaid, the Company or such Subscription Receiptholders, as the case may be, may call and hold such meeting. Every such meeting shall be held in the City of Vancouver or at such other place as may be approved or determined by the Subscription Receipt Agent.

8.2	Notice

  At least ten (10) Business Days’ prior notice of any meeting of Subscription Receiptholders shall be given to the Subscription Receiptholders in the manner provided for in Section  and a copy of such notice shall be sent by mail to the Agent, to the Subscription Receipt Agent (unless the meeting has been called by the Subscription Receipt Agent) and to the Company (unless the meeting has been called by the Company). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Subscription Receiptholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this .

8.3	Chairman

  An individual (who need not be a Subscription Receiptholder) designated in writing by the Subscription Receipt Agent shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within 30 minutes from the time fixed for the holding of the meeting, the Subscription Receiptholders present in person or by proxy shall choose some individual present to be chairman.

8.4	Quorum

  Subject to the provisions of Section , at any meeting of the Subscription Receiptholders a quorum shall consist of Subscription Receiptholders present in person or by proxy holding at least 20% of the aggregate number of the then outstanding Subscription Receipts, provided that at least two persons entitled to vote thereat are personally present or represented by proxy. If a quorum of the Subscription Receiptholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by Subscription Receiptholders or on a Subscription Receiptholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting, the Subscription Receiptholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not hold at least 20% of the then outstanding Subscription Receipts.

8.5	Power to Adjourn

  The chairman of any meeting at which a quorum of the Subscription Receiptholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6	Show of Hands

  Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

8.7	Poll and Voting

  On every extraordinary resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Subscription Receiptholders acting in person or by proxy and holding in the aggregate at least 5% of the aggregate number of the then outstanding Subscription Receipts, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll.

  On a show of hands, every person who is present and entitled to vote, whether as a Subscription Receiptholder or as proxy for one or more absent Subscription Receiptholders, or both, shall have one vote. On a poll, each Subscription Receiptholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Subscription Receipt then held or represented by it. A proxy need not be a Subscription Receiptholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Subscription Receipts, if any, held or represented by him but shall not be entitled to a casting vote in the case of an equality of votes.

8.8	Regulations

  The Subscription Receipt Agent, or the Company with the approval of the Agent and the Subscription Receipt Agent, may from time to time make and from time to time vary such regulations as it shall think fit for:

(a)	the setting of a record date for a meeting for the purpose of determining the Subscription Receiptholders entitled to receive notice of and to vote at the meeting;

(b)	the form of the instrument of proxy; and

(c)	generally for the calling of meetings of Subscription Receiptholders and the conduct of business thereat.

  Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Subscription Receiptholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section ), shall be Subscription Receiptholders or their counsel, or proxies of Subscription Receiptholders.

8.9	Company and Subscription Receipt Agent May be Represented

  The Company, the Agent and the Subscription Receipt Agent, by their respective directors and officers, counsel for the Agent, counsel for the Company and the counsel for the Subscription Receipt Agent may attend any meeting of the Subscription Receiptholders, but shall not be entitled to vote thereat, whether in respect of any Subscription Receipts held by them or otherwise.

8.10	Powers Exercisable by Extraordinary Resolution

  In addition to all other powers conferred upon them by any other provisions of this Agreement or by law, the Subscription Receiptholders at a meeting shall, subject to the provisions of Section , have the power, exercisable from time to time by extraordinary resolution:

(a)

to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Subscription Receiptholders or the Subscription Receipt Agent in its capacity as trustee hereunder or on behalf of the Subscription Receiptholders against the Company whether such rights arise under this Agreement or the Subscription Receipt Certificates or otherwise;

(b)	to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Subscription Receiptholders;

(c)

to direct or to authorize the Subscription Receipt Agent to enforce any of the covenants on the part of the Company contained in this Agreement or the Subscription Receipt Certificates or to enforce any of the rights of the Subscription Receiptholders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right:

(d)

to waive, and to direct the Subscription Receipt Agent to waive, any default on the part of the Company in complying with any provisions of this Agreement or the Subscription Receipt Certificates either unconditionally or upon any conditions specified in such extraordinary resolution;

(e)

to restrain any Subscription Receiptholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company in this Agreement or the Subscription Receipt Certificates or to enforce any of the rights of the Subscription Receiptholders;

(f)

to direct any Subscription Receiptholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Subscription Receiptholder in connection therewith;

(g)

to assent to any change in or omission from the provisions contained in the Subscription Receipt Certificates and this Agreement or any ancillary or supplemental instrument which may be agreed to by the Company and the Agent, and to authorize the Subscription Receipt Agent to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

(h)

with the consent of the Agent and the Company, not to be unreasonably withheld, to remove the Subscription Receipt Agent or its successor in office and to appoint a new trustee or trustees to take the place of the Subscription Receipt Agent so removed; and

(i)

to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company.

8.11	Meaning of Extraordinary Resolution

(a)

The expression “extraordinary resolution” when used in this Agreement means, subject as hereinafter provided in this Section  and in Section , a resolution proposed at a meeting of Subscription Receiptholders duly convened for that purpose and held in accordance with the provisions of this at which there are present in person or by proxy Subscription Receiptholders holding not less than 25% of the then outstanding Subscription Receipts and passed by the affirmative votes of Subscription Receiptholders holding not less than two thirds of the aggregate number of the then outstanding Subscription Receipts represented at the meeting and voted on the poll upon such resolution.

(b)

If, at the meeting at which an extraordinary resolution is to be considered, Subscription Receiptholders holding at least 25% of the then outstanding Subscription Receipts are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Subscription Receiptholders or on a Subscription Receiptholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 Business Days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section . Such notice shall state that at the adjourned meeting the Subscription Receiptholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting, was originally called or any other particulars. At the adjourned meeting the Subscription Receiptholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection  shall be an extraordinary resolution within the meaning of this Agreement notwithstanding that Subscription Receiptholders holding at least 25% of the aggregate number of the then outstanding Subscription Receipts are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

8.12	Powers Cumulative

  Any one or more of the powers or any combination of the powers in this Agreement stated to be exercisable by the Subscription Receiptholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Subscription Receiptholders to exercise such power or powers or combination of powers then or thereafter from time to time.

8.13	Minutes

  Minutes of all resolutions and proceedings at every meeting of Subscription Receiptholders shall be made and duly entered in books to be provided from time to time for that purpose by the Subscription Receipt Agent at the expense of the Company and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

8.14	Instruments in Writing

  All actions which may be taken and all powers that may be exercised by the Subscription Receiptholders at a meeting held as provided in this may also be taken and exercised by Subscription Receiptholders holding at least two-thirds of the aggregate number of the then outstanding Subscription Receipts by an instrument in writing signed in one or more counterparts by such Subscription Receiptholders in person or by attorney duly appointed in writing, and the expression “extraordinary resolution” when used in this Agreement shall include an instrument so signed.

8.15	Binding Effect of Resolutions

  Every resolution and every extraordinary resolution passed in accordance with the provisions of this at a meeting of Subscription Receiptholders shall be binding upon all the Subscription Receiptholders, whether present at or absent from such meeting, and every instrument in writing signed by Subscription Receiptholders in accordance with Section  shall be binding upon all the Subscription Receiptholders, whether signatories thereto or not, and each and every Subscription Receiptholder and the Subscription Receipt Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

8.16	Holdings by Company Disregarded

  In determining whether Subscription Receiptholders holding the required number of Subscription Receipts are present at a meeting of Subscription Receiptholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Subscription Receiptholders’ Request or other action under this Agreement, Subscription Receipts owned legally or beneficially by the Company or any subsidiary or affiliate of the Company shall be disregarded in accordance with the provisions of Section  and shall not be entitled to vote on any matter considered at such a meeting of Subscription Receiptholders.

Article IX
SUPPLEMENTAL AGREEMENTS

9.1	Provision for Supplemental Agreements for Certain Purposes

  From time to time the Company (when authorized by action of the directors), the Agent and the Subscription Receipt Agent may, subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, agreements, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)

adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable, provided that the same are not in the opinion of the Subscription Receipt Agent, based on the opinion of Counsel, prejudicial to the interests of the Subscription Receiptholders;

(b)	giving effect to any extraordinary resolution passed as provided in ;

(c)

making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of the Agent or the Subscription Receipt Agent, based on the opinion of Counsel, prejudicial to the interests of the Subscription Receiptholders;

(d)

adding to or altering the provisions hereof in respect of the transfer of Subscription Receipts, making provision for the exchange of Subscription Receipt Certificates, and making any modification in the form of the Subscription Receipt Certificates which does not affect the substance thereof;

(e)

modifying any of the provisions of this Agreement, including relieving the Company from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Subscription Receipt Agent, based on the opinion of Counsel, such modification or relief in no way prejudices any of the rights of the Subscription Receiptholders or of the Subscription Receipt Agent, and provided further that the Subscription Receipt Agent may in its sole discretion decline to enter into any such supplemental agreement which in its opinion, based on the opinion of Counsel, may not afford adequate protection to the Subscription Receipt Agent when the same shall become operative; and

(f)

for any other purpose not inconsistent with the terms of this Agreement, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Subscription Receipt Agent, based on the opinion of Counsel, the rights of the Subscription Receipt Agent and of the Subscription Receiptholders are in no way prejudiced thereby.

9.2	Successor Companies

  In the case of the consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another company or corporation (“successor corporation”), the successor corporation resulting from such consolidation, amalgamation, merger or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Agent and the Subscription Receipt Agent and executed and delivered to the Agent and the Subscription Receipt Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company and the successor corporation shall by supplemental agreement satisfactory in term to the Subscription Receipt Agent and the Agent and executed and delivered to the Subscription Receipt Agent and the Agent, expressly assuming those obligations.

Article X
CONCERNING THE SUBSCRIPTION RECEIPT AGENT

10.1	Agreement Legislation

(a)	If and to the extent that any provision of this Agreement limits, qualifies or conflicts with a mandatory requirement of the Applicable Legislation, such mandatory requirement shall prevail.

(b)

The Company, the Agent and the Subscription Receipt Agent agree that each will, at all times in relation to this Agreement and any action to be taken hereunder, observe and comply with and be entitled to the benefits of the Applicable Legislation.

10.2	Rights and Duties of Subscription Receipt Agent

(a)

In the exercise of the rights and duties prescribed or conferred by the terms of this Agreement, the Subscription Receipt Agent shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. In the absence of gross negligence, wilful misconduct or fraud, the Company shall indemnify and save harmless the Subscription Receipt Agent from all loss, costs or damages it may suffer in administering the trusts of this Agreement. No provision of this Agreement shall be construed to relieve the Subscription Receipt Agent from liability for its own gross negligence, wilful misconduct or fraud.

(b)

The obligation of the Subscription Receipt Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Subscription Receipt Agent or the Subscription Receiptholders hereunder shall be conditional upon the Subscription Receiptholders furnishing, when required by notice by the Subscription Receipt Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Subscription Receipt Agent to protect and to hold harmless the Subscription Receipt Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Agreement shall require the Subscription Receipt Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(c)

The Subscription Receipt Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Subscription Receiptholders at whose instance it is acting to deposit with the trustee the Subscription Receipts held by them, for which Subscription Receipts the Subscription Receipt Agent shall issue receipts.

(d)

Every provision of this Agreement that by its terms relieves the Subscription Receipt Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of the Applicable Legislation, of this Section  and of Sections and .

10.3	Indemnification

  Without limiting any protection or indemnity of the Subscription Receipt Agent under any other provisions hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Subscription Receipt Agent and its employees, directors and officers from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Subscription Receipt Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence, wilful misconduct or fraud of the Subscription Receipt Agent. This provision shall survive the resignation or removal of the Subscription Receipt Agent, or the termination of the Agreement. The Subscription Receipt Agent shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its Counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Subscription Receipt Agent with satisfactory indemnity and funding against such expense or liability.

10.4	Evidence, Experts and Advisers

(a)

In addition to the reports, certificates, opinions and other evidence required by this Agreement, the Company shall furnish to the Subscription Receipt Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by the Applicable Legislation or as the Subscription Receipt Agent may reasonably require by written notice to the Company.

(b)

In the exercise of its rights and duties hereunder, the Subscription Receipt Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Company, certificates of the Company or other evidence furnished to the Subscription Receipt Agent pursuant to a request of the Subscription Receipt Agent, provided that the Subscription Receipt Agent complies with the Applicable Legislation and that the Subscription Receipt Agent examines the same and determines that such evidence complies with the applicable requirements of this Agreement.

(c)

Whenever it is provided in this Agreement or under the Applicable Legislation that the Company shall deposit with the Subscription Receipt Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the trust, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Company to have the Subscription Receipt Agent take the action to be based thereon.

(d)

The Subscription Receipt Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Subscription Receipt Agent.

10.5	Actions by Subscription Receipt Agent to Protect Interest

  The Subscription Receipt Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Subscription Receiptholders.

10.6	Subscription Receipt Agent Not Required to Give Security

  The Subscription Receipt Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Agreement or otherwise in respect of the premises.

10.7	Protection of Subscription Receipt Agent

  By way of supplement to the provisions of any law for the time being relating to trustees it is expressly declared and agreed as follows:

(a)

the Subscription Receipt Agent shall not be liable for or by reason of any statements of fact or recitals in this Agreement or in the Subscription Receipt Certificates (except the representation contained in Section  or in the certificate of the Subscription Receipt Agent on the Subscription Receipt Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company;

(b)

nothing herein contained shall impose any obligation on the Subscription Receipt Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Agreement or any instrument ancillary or supplemental hereto;

(c)	the Subscription Receipt Agent shall not be bound to give notice to any person or persons of the execution hereof;

(d)

the Subscription Receipt Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration or other paper or document furnished to it hereunder, not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine and what it purports to be;

(e)

the Subscription Receipt Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company and generally may contract and enter into financial transactions with the Company or any related corporation without being liable to account for any profit made thereby; and

(f)

the Subscription Receipt Agent shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means provided that they are sent in accordance with the provisions hereof.

10.8	Replacement of Subscription Receipt Agent; Successor by Merger

(a)

The Subscription Receipt Agent may resign its trust and be discharged from all further duties and liabilities hereunder, subject to this Section , by giving to the Agent and the Company not less than 60 days’ prior notice in writing or such shorter prior notice as the Agent and the Company may accept as sufficient. The Subscription Receiptholders by extraordinary resolution shall have power at any time to remove the existing Subscription Receipt Agent and to appoint a new Subscription Receipt Agent. In the event of the Subscription Receipt Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company and the Agent shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Subscription Receiptholders; failing such appointment by the Agent and the Company, the retiring Subscription Receipt Agent or any Subscription Receiptholder may apply to a justice of the Supreme Court of British Columbia (the “Court”) on such notice as such justice may direct, for the appointment of a new trustee; but any new trustee so appointed by the Agent and the Company or by the Court shall be subject to removal as aforesaid by the Subscription Receiptholders. Any new trustee appointed under any provision of this Section  shall be a corporation authorized to carry on the business of a trust company in the Designated Provinces and, if required by the Applicable Legislation for any other provinces, in such other provinces. On any such appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Subscription Receipt Agent hereunder.

(b)	Upon the appointment of a successor trustee, the Company shall promptly notify the Subscription Receiptholders thereof in the manner provided for in Section hereof.

(c)

Any corporation into or with which the Subscription Receipt Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Subscription Receipt Agent shall be a party, or any corporation succeeding to the trust business of the Subscription Receipt Agent shall be the successor to the Subscription Receipt Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under subsection .

(d)	Any Subscription Receipt Certificates Certified but not delivered by a predecessor trustee may be Certified by the successor trustee in the name of the predecessor or successor trustee.

10.9	Conflict of Interest

(a)

The Subscription Receipt Agent represents to the Agent and the Company that, to the best of its knowledge, at the time of execution and delivery hereof no material conflict of interest exists between its role as a trustee hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 30 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor trustee approved by the Agent and the Company and meeting the requirements set forth in subsection . Notwithstanding the foregoing provisions of this subsection , if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Agreement and the Subscription Receipt Certificate shall not be affected in any manner whatsoever by reason thereof.

(b)

Subject to subsection , the Subscription Receipt Agent and its affiliates, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company and generally may contract and enter into financial transactions with the Company or any subsidiary of the Company without being liable to account for any profit made thereby.

10.10	Acceptance of Duties

  The Subscription Receipt Agent hereby accepts the duties and obligations in this Agreement declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

10.11	Subscription Receipt Agent Not to be Appointed Receiver

  The Subscription Receipt Agent and any person related to the Subscription Receipt Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.

10.12	Documents, Moneys, etc. Held by Subscription Receipt Agent

  Any securities, documents of title or other instruments that may at any time be held by the Subscription Receipt Agent hereunder may be placed in the deposit vaults of the Subscription Receipt Agent for safekeeping. Unless herein otherwise expressly provided, including for certainty the provisions of , any moneys held, pending the application or withdrawal thereof under any provisions of this Agreement, shall be deposited in the name of the Subscription Receipt Agent in a trust account (including an affiliate or related party of the Subscription Receipt Agent), bearing no interest. The Subscription Receipt Agent shall maintain accurate books, records and accounts of the transactions effected or controlled by the Subscription Receipt Agent hereunder and the receipt, investment, re-investment and disbursement of the property hereunder and shall provide to the Company records and statements thereof periodically upon written request.

10.13	Not Bound to Act

  The Subscription Receipt Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Subscription Receipt Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Subscription Receipt Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Company and the Agent, provided (i) that the Subscription Receipt Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Subscription Receipt Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

Article XI
GENERAL

11.1	Notice to the Company, the Agent and the Subscription Receipt Agent

(a)

Unless herein otherwise expressly provided, any notice to be given hereunder to the Company, the Agent or the Subscription Receipt Agent shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid or telecopied:

If to the Company:	RESPONSE BIOMEDICAL CORP.
1781 – 75 Avenue W.
Vancouver, B.C., V6P 6P2

Attention: William J. Adams
Telecopy: (604) 456-6066

with a copy (which shall not constitute notice) to:

BLAKE, CASSELS & GRAYDON LLP
Suite 2600, Three Bentall Centre
595 Burrard Street, P.O. Box 49314
Vancouver, British Columbia V7X 1L3

Attention: Joseph Garcia
Telecopy: (604) 631-3307

If to the Subscription Receipt Agent: COMPUTERSHARE TRUST COMPANY OF CANADA

3rd Floor, 510 Burrard Street
Vancouver, British Columbia V6C 3B9

Attention: Manager, Corporate Trust
Telecopy: (604) 661-9403

If to the Agent:	Bloom Burton Co. Inc.
Suite 300
65 Front Street East
Toronto, Ontario M5E 1B5

Attention: Jolyon Burton
Telecopy: (416) 640-7585

with a copy (which shall not constitute notice) to:

McCarthy Tétrault LLP
Suite 1150
Le Complexe St-Amable
rue de Claire-Fontaine, 7e étage
Québec City, Québec
G1R 5G4

Attention: Philippe Leclerc
Telecopy: (418) 521-3099

and to:
McCarthy Tétrault LLP
Suite 1300
777 Dunsmuir Street
P.O. Box 10424, Pacific Centre
Vancouver, B.C.
V7Y 1K2

Attention: David Frost
Telecopy: (604) 622-5674

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery if received before 4:00 p.m. Toronto Time, or if mailed, on the fifth Business Day following the date of the postmark on such notice or, if telecopied, on the next Business Day following the date of transmission provided that its contents are transmitted and received completely and accurately.

(b)

The Company, the Subscription Receipt Agent or the Agent, as the case may be, may from time to time notify the other in the manner provided in subsection  of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Company, the Subscription Receipt Agent or the Agent, as the case may be, for all purposes of this Agreement.

(c)

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Subscription Receipt Agent, the Company or the Agent hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in subsection , by telecopy or other means of prepaid, transmitted and recorded communication.

11.2	Notice to Subscription Receiptholders

(a)

Any notice to the Subscription Receiptholders under the provisions of this Agreement shall be valid and effective if delivered or sent by ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, on the fifth Business Day following the date of the postmark on such notice.

(b)

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Subscription Receiptholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered personally to such Subscription Receiptholders or if delivered to the address for such Subscription Receiptholders contained in the register of Subscription Receipts maintained by the Subscription Receipt Agent, by electronic mail, cable, telegram, telex or other means of prepaid transmitted and recorded communication.

11.3	Ownership and Transfer of Subscription Receipts

  The Company and the Subscription Receipt Agent may deem and treat the registered owner of any Subscription Receipts who appears on the register of the Subscription Receipt Agent as the absolute owner thereof for all purposes, and the Company and the Subscription Receipt Agent shall not be affected by any notice or knowledge to the contrary except where the Company or the Subscription Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Subscription Receiptholder shall be entitled to the rights evidenced by its Subscription Receipt Certificate free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder of the Subscription Receipts and all persons may act accordingly. The receipt of any such Subscription Receiptholder for Units which may be acquired pursuant to the exercise of Subscription Receipts shall be a good discharge to the Company and the Subscription Receipt Agent for the same and none of the Company or the Subscription Receipt Agent shall be bound to inquire into the title of any such holder except where the Company or the Subscription Receipt Agent is required to take notice by statute or by order of a court of competent jurisdiction.

11.4	Privacy Matters

  The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Company shall, prior to transferring or causing to be transferred personal information to the Subscription Receipt Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Subscription Receipt Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

11.5	Counterparts

  This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof. Each of the parties to this Agreement will be entitled to rely on delivery of a facsimile or electronic copy of this Agreement and acceptance by each party of any such facsimile or electronic copy will be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

11.6	Satisfaction and Discharge of Agreement

  Upon the date by which (i) all Subscription Receipts have been deemed exercised, or all Subscription Receipts have expired and all Escrowed Funds have been distributed to the appropriate parties as set forth in this Agreement including all fees and compensation payable to the Subscription Receipt Agent having been made; and (ii) all certificates representing Common Shares and Warrants required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Agent in accordance with such provisions and all Escrowed Funds have been distributed to the appropriate parties as set forth in this Agreement, this Agreement shall cease to be of any force and effect and the Subscription Receipt Agent, on demand of the Company and at the cost and expense of the Company and upon delivery to the Subscription Receipt Agent of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Agreement have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Agreement. Notwithstanding the foregoing, the indemnities provided to the Subscription Receipt Agent by the Company hereunder shall remain in full force and effect and survive the termination of this Agreement.

11.7	Provisions of Agreement and Subscription Receipts for the Sole Benefit of Parties and Subscription Receiptholders

  Nothing in this Agreement or in the Subscription Receipt Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Subscription Receiptholders, as the case may be, any legal or equitable right, remedy or claim under this Agreement, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Subscription Receiptholders and such transferees.

11.8	Subscription Receipts Owned by the Company or its Subsidiaries and Affiliates - Certificate to be Provided

  For the purpose of disregarding any Subscription Receipts owned legally or beneficially by the Company or any subsidiary or affiliate of the Company in Section , the Company shall provide to the Subscription Receipt Agent, from time to time, a certificate of the Company setting forth as at the date of such certificate:

(a)	the names of the holders of Subscription Receipts which, to the knowledge of the Company, are owned by or held for the account of the Company or any subsidiary or affiliate of the Company; and

(b)	the number of Subscription Receipts owned legally or beneficially by the Company or any subsidiary or affiliate of the Company;

and the Subscription Receipt Agent, in making the computations in Section , shall be entitled to rely on such certificate without any additional evidence.

11.9	Force Majeure

  No party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

11.10	Third Party Interests

  The Company represents to the Subscription Receipt Agent that any account to be opened by, or interest to be held by the Subscription Receipt Agent in connection with this Agreement, for or to the credit of the Company, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Company agrees to complete and execute forthwith a declaration in the Subscription Receipt Agent’s prescribed form as to the particulars of such third party.

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers in that behalf.

RESPONSE BIOMEDICAL CORP.

By:
Authorized Signatory

BLOOM BURTON & CO. INC.

By:
Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signatory

THIS IS SCHEDULE “A” to the Subscription Receipt Agreement made as of September 26, 2013 among RESPONSE BIOMEDICAL CORP., BLOOM BURTON & CO. INC. and COMPUTERSHARE TRUST COMPANY OF CANADA as Subscription Receipt Agent.

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE [CLOSING DATE].”

[U.S. Legend: Include legend set forth in Section 2.13(b) of the Subscription Receipt Agreement]

SUBSCRIPTION RECEIPTS

RESPONSE BIOMEDICAL CORP.

(Incorporated under the laws of British Columbia)

SUBSCRIPTION RECEIPT
CERTIFICATE NO. _________

_____________ SUBSCRIPTION RECEIPTS

THIS IS TO CERTIFY THAT:

__________________________

__________________________

__________________________

__________________________

(the “Holder”) is the registered holder of the number of Subscription Receipts of Response Biomedical Corp. (the “Company”) specified above and is thereby entitled, upon deemed conversion of each Subscription Receipt represented hereby and without payment of any additional consideration, to acquire, in the manner and subject to the restrictions and adjustments set forth herein, pursuant to the Subscription Receipt Agreement made as of September 26, 2013 (the “Subscription Receipt Agreement”) among the Company, Computershare Trust Company of Canada (the “Subscription Receipt Agent”) and Bloom Burton & Co. Inc. (the “Agent”), one unit (each, a “Unit”) consisting of one fully paid and non-assessable common share (a “Common Share”) of the Company as such shares were constituted on September 26, 2013 and one-half of one common share purchase warrant (a “Warrant”), each whole warrant entitling the holder thereof to purchase one common share (a “Warrant Share”) and exercisable for a period of 36 months with an expiry date of September 25, 2016 and an exercise price of $3.58, provided that in the event that the Company does not satisfy the Release Conditions and deliver the Release Certificate on or before the Release Deadline or if the Subscription Receipt Agreement is otherwise terminated in accordance with its terms, the Escrowed Funds will be delivered to the Agent on behalf of the Receiptholders and the Subscription Receipts represented hereby will be cancelled. The term “Business Day” shall mean a day which is not a Saturday or Sunday or a legal holiday in the City of Vancouver, British Columbia.

The Subscription Receipts represented by this Subscription Receipt Certificate are issued under and pursuant to the Subscription Receipt Agreement. Reference is made to the Subscription Receipt Agreement and any instruments supplemental thereto for a full description of the rights of the Holders of the Subscription Receipts and the terms and conditions upon which the Subscription Receipts are, or are to be, issued and held, with the same effect as if the provisions of the Subscription Receipt Agreement and all instruments supplemental thereto were herein set forth. By acceptance hereof, the Holder assents to all provisions of the Subscription Receipt Agreement. In the event of any conflict between the provisions of this Subscription Receipt Certificate and the provisions of the Subscription Receipt Agreement, the provisions of the Subscription Receipt Agreement will govern. Capitalized terms used in this certificate shall have the same meaning ascribed to such terms in the Subscription Receipt Agreement, unless otherwise defined herein.

In the event the Release Conditions are satisfied and the Release Certificate is delivered on or before the Release Deadline, all Subscription Receipts shall be deemed to be converted and surrendered without any further action by the Subscription Receiptholders and one Common Share and one-half of one Warrant shall be issued to the Subscription Receiptholders for each Subscription Receipt held. All certificates representing the Common Shares and Warrants issued upon the deemed conversion of the Subscription Receipts shall bear the legend set forth in Section 3.5 and Section 2.13(b) of the Subscription Receipt Agreement.

In the event the Subscription Receipt Agreement is terminated or if the Release Conditions are not satisfied on or before the Time of Expiry, the Escrowed Funds will be delivered to the Agent, on behalf of the Receiptholders, as contemplated by the Subscription Receipt Agreement.

Upon the issuance of the Units upon the deemed conversion of the Subscription Receipts, the Subscription Receipt Certificates will be deemed to have been surrendered and cancelled without further action on the part of the Subscription Receiptholder, the Subscription Receipt Agent or the Company. Unless otherwise directed by the Subscription Receiptholder, the Subscription Receipt Agent will deliver the certificates representing the Common Shares and the Warrants as provided by the Company, to the Agent on behalf of the Subscription Receiptholders in accordance with the Subscription Receipt Agreement.

In the event of the deemed conversion of the Subscription Receipts represented by this Subscription Receipt Certificate, as described above and as detailed in the Subscription Receipt Agreement, the Subscription Receipt Certificate will be deemed to have been delivered and surrendered and the right of a Holder to acquire Common Shares and Warrants represented hereby will be deemed to have been converted and all such Common Shares and Warrants will be deemed to be issued at such time. Such Common Shares and Warrants will be issued and certificates representing such Common Shares and Warrants will be delivered to the Agent on behalf of the Subscription Receiptholders within three Business Days.

The Subscription Receipts and the Units, Common Shares and Warrants issuable upon deemed conversion of the Subscription Receipts have not and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any states. Certificates representing Common Shares and Warrants issued upon the deemed conversion of Subscription Receipts (i) in the United States or (ii) for the account or benefit of an U.S. Purchaser, shall bear the restrictive legend set forth in Section 2.13(b) of the Subscription Receipt Agreement.

The Subscription Receipt Agreement provides for certain adjustments to the number and kind of securities issuable upon the deemed conversion of the Subscription Receipts upon the occurrence of certain events, including but not limited to, any subdivision, consolidation or reclassification, and in the event of a reorganization of the Company, including any amalgamation, merger or arrangement, and certain distribution of securities or assets of the Company. The Holder should refer to the Subscription Receipt Agreement which provides for the adjustments in these and certain other stated events.

The Holder of this Subscription Receipt Certificate may, at any time prior to the Time of Expiry, upon surrender hereof to the Subscription Receipt Agent at its principal office in Vancouver, British Columbia exchange this Subscription Receipt Certificate for other Subscription Receipt Certificates, bearing the same legends, entitling the Holder to acquire, in the aggregate, the same number of Common Shares and Warrants as may be acquired under this Subscription Receipt Certificate.

This certificate may not be transferred and any purported transfer shall be null and void ab initio.

The holding of the Subscription Receipts evidenced by this Subscription Receipt Certificate shall not constitute the Holder hereof a shareholder of the Company or entitle the Holder to any right or interest in respect thereof except as expressly provided in the Subscription Receipt Agreement.

The Subscription Receipt Agreement provides that all Holders of Subscription Receipts shall be bound by any resolution passed at a meeting of the Holders held in accordance with the provisions of the Subscription Receipt Agreement and resolutions signed by the Holders of a specified majority of the then outstanding Subscription Receipts.

This Subscription Receipt Certificate shall not be valid for any purpose whatsoever unless and until it has been Certified by or on behalf of the Subscription Receipt Agent.

Time shall be of the essence hereof.

IN WITNESS WHEREOF the undersigned has caused this Subscription Receipt Certificate to be signed by its duly authorized officer as of ____________________, 2013.

RESPONSE BIOMEDICAL CORP.

By:
Authorized Signatory

SCHEDULE “B”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Computershare Investor Services Inc. as registrar and transfer agent for the common shares of Response Biomedical Corp. (the “Company”).

The undersigned (A) acknowledges that the sale of the common shares represented by certificate number ___________________, to which this declaration relates, is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the 1933 Act) of the Company; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a designated offshore securities market within the meaning of Rule 902(b) under the 1933 Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities; and (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the 1933 Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the 1933 Act, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S under the 1933 Act.

By: ____________________________ Dated: ______________________________

Signature

Name (please print)

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer, _______________ (the “Seller”) dated ____________________, with regard to the sale, for such Seller’s account, of the common shares represented by certificate number ______________ of the Company described therein, and we hereby affirm that, to the best of our knowledge and belief, the facts set forth therein are full, true and correct.

______________________________________

Name of Firm

By: __________________________________

Authorized officer

Date: _________________________________

SCHEDULE “C”

RELEASE CERTIFICATE

TO:

Computershare Trust Company of Canada (the “Subscription Receipt Agent”), as Subscription Receipt Agent relating to the issue of subscription receipts (“Subscription Receipts”) of Response Biomedical Corp. (the “Company”)

This Release Certificate is being provided pursuant to Section 6.3 of the Subscription Receipt Agreement (“Agreement”) dated September 26, 2013 among the Company, Bloom Burton & Co. Inc., as Agent, and the Subscription Receipt Agent.

Capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

I,                          ,                          of the Company, do hereby certify for and on behalf of the Company and not in my personal capacity that all Release Conditions have been met, specifically:

(a)	The Company obtaining Shareholder Approval at the Shareholder Meeting.

It is hereby confirmed that the Exchange Ratio upon the deemed conversion of the Subscription Receipts is one Unit for each Subscription Receipt.

You are hereby directed to release the Escrowed Funds as follows:

(a)     ________________ to the Agent;

(b)     ________________ to the Subscription Receipt Agent; and

(c)     the balance of the Escrowed Funds to the Company.

You are hereby directed to issue and register the Common Shares as of ___________, 2013 in the names and denominations as the corresponding Subscription Receipts, and deliver such Common Share certificates to the holders together with the certificates representing the Warrants as issued and to be provided by the Company in accordance with the Subscription Receipt Agreement.

This Release Certificate may be signed and delivered by facsimile, is irrevocable and shall constitute your good and sufficient authority for taking the actions described herein.

[Remainder of page left intentionally blank.]

DATED at ______________________, this ___ day of ________________, 2013.

RESPONSE BIOMEDICAL CORP.

Per:
     Name:
     Title:

I, _____________________________, ____________________ of [●], do hereby certify for and on behalf of the Agent and not in my personal capacity that all Release Conditions have been met.

DATED at ______________________, this ___ day of ________________, 2013.

BLOOM BURTON & CO. INC.

Per:
     Name:
     Title:

SCHEDULE “D”

APPROVED BANKS

Bank	Relevant S&P Issuer Credit Rating (as at July 1, 2013)
ANZ Banking Group	AA-
Bank of America NA	A
Bank of Montreal	A+
Bank of Scotland	A
The Bank of Nova Scotia	A+
Canadian Imperial Bank of Commerce	A+
Citibank NA	A
HSBC Bank of Canada	AA-
Royal Bank of Canada	AA-
Royal Bank of Scotland	A
Societe Generale (Canada Branch)	A
The Toronto-Dominion Bank	AA-